#32018

                             77Q1(a)

                   MFS SERIES TRUST II
                MFS CHARTER INCOME FUND


         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated February 3, 1995, as amended, of MFS Series Trust II (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Charter Income Fund, a series of the Trust, has been terminated.


         IN WITNESS WHEREOF, the undersigned have executed this certificate this 17th day of October, 2000.



MARSHALL N. COHAN
-----------------
Marshall N. Cohan
2524 Bedford Mews Drive
Wellington, FL  33414


LAWRENCE H. COHN
----------------
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill,  MA  02167


SIR J. DAVID GIBBONS
--------------------
Sir J. David Gibbons
"Leeward"
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05


ABBY M. O'NEILL
Abby M. O'Neill
200 Sunset Road
Oyster Bay,  NY  11771


WALTER E. ROBB, III
-------------------
Walter E. Robb, III
35 Farm Road
Sherborn,  MA  01770


ARNOLD D. SCOTT
---------------
Arnold D. Scott
20 Rowes Wharf
Boston, MA  02110


JEFFREY L. SHAMES
-----------------
Jeffrey L. Shames
38 Lake Avenue
Newton, MA  02159


J. DALE SHERRATT
----------------
J. Dale Sherratt
86 Farm Road
Sherborn, MA  01770


WARD SMITH
Ward Smith
36080 Shaker Blvd
Hunting Valley, OH 44022